EXHIBIT 23.1



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in Registration Statement No. 333-158753 of Phazar Corp on form S-3 and Registration Statement No. 333-158798 on form S-8 of Phazar Corp. of our reports dated August 12, 2009, related to our audit of the consolidated financial statements of Phazar Corp. as of May 31, 2009 and 2008, and for the years then ended, which report is included in the Annual Report on Form 10-K of Phazar Corp. for the year ended May 31, 2009.

/s/ WEAVER AND TIDWELL, L.L.P.

WEAVER AND TIDWELL, L.L.P.

Fort Worth, Texas
August 12, 2009